                                                                  Exhibit (d)(2)

                                    FORM OF
                             SMARTDISK CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT
                       [CHANGE OF CONTROL PROVISION]/1/
                             TERMS OF STOCK OPTION

This document sets forth the terms of a Stock Option (the "Option") granted by SmartDisk Corporation, a Delaware corporation (the "Company"), pursuant to a Certificate of Stock Option Grant ("Certificate") displayed at the website of AST StockPlan, Inc. The Certificate, which specifies the person to whom the Option is granted ("Optionee") and other specific details of the grant, and the electronic acceptance of the Certificate at the website of AST StockPlan, Inc., are incorporated herein by reference.

                                   Agreement
                                   ---------

          1.  Grant of Option.  SMARTDISK CORPORATION (the "Company") hereby
              ---------------
     grants to the "Optionee" an option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, $.001 par value per share (the "Shares"), designated in the Certificate at an exercise price per share specified therein. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1999 Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

          2.  Definitions.  Terms not defined in this Agreement shall have the
              -----------
     definition as set forth in the Plan.

          3.  Exercise Schedule.  Except as otherwise provided in Section 7 of
              -----------------
     this Agreement, or in the Plan, this Option shall be exercisable in accordance with the vesting schedule and at the grant price per share specified on the Certificate, provided that any portion of this Option which is exercisable in any year, but not exercised, may be carried forward and exercised in any future year during the term hereof. In no event shall the Option be exercisable for more shares than the number of shares set forth in the Certificate.

              Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

          [4. Change of Control.  In the event of a Change of Control (as
              -----------------
     defined below), the percentage as specified in the Certificate of the unvested Shares under this Option shall immediately become vested Shares as of the consummation of such Change of Control. The vesting that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change of Control. A "Change of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

              (a) The direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before

____________________

/1/ If the eligible options which are exchanged contain "change of control" provisions, the new options granted in the offer will also contain change of control provisions. These particular provisions are contained in brackets in this form of agreement.

          such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange.

                (b) A merger or consolidation in which the Company is not the surviving other than (i) a merger in which the stockholders of the Company before such merger or consolidation retain directly or indirectly, at least a majority of the voting stock of the surviving corporation or the parent corporation of the surviving corporation and the Options are assumed or substituted by the surviving corporation which assumption or substitution shall be binding on Employee, or (ii) a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Options are assumed or substituted by the surviving, continuing, successor or parent corporation, which assumption or substitution shall be binding on the Employee .

                (c) A merger of consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the voting stock of the Company after such merger or consolidation.

                (d) The sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one (1) or more subsidiaries of the Company.

                (e)  A liquidation or dissolution of the Company.

                (f) Any other transaction which qualifies as a "corporate transaction" under Section 424 of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding share of the Company).]

          4[5]. Method of Exercise.  The vested portion of this Option shall be
                ------------------
     exercisable in whole or in part in accordance with the vesting schedule specified in the Certificate hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

          5[6]. Method of Payment.  Payment of the exercise price shall be by
                -----------------
     any of the following, or a combination thereof, at the election of the
     Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 8[6] months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

          6[7]. Termination of Option.
                ---------------------

           (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                    (i) unless the Committee or the Board otherwise determines in writing in its sole discretion, three months after the date on which the Optionee's employment with the Company and its Subsidiaries is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

                    (ii) immediately upon the termination of the Optionee's employment with the Company and its Subsidiaries for Cause;

                    (iii) twelve months after the date on which the Optionee's employment with the Company and its Subsidiaries is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code) as determined by a medical doctor satisfactory to the Committee or the Board;

                    (iv) twelve months after the date of termination of the Optionee's employment with the Company and its Subsidiaries by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph
                (c) of this Section 6[7]); or

                    (v) the tenth anniversary of the date as of which the Option is granted.

                (b) Also, the Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any Corporate Transaction described in Section 9(b)(ii) of the Plan or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, the Option (or portion thereof) that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

          7[8]. Transferability. Unless the Committee or the Board otherwise
                ---------------
     determines in writing in its sole discretion, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

          8[9]. No Rights of Stockholders.  Neither the Optionee nor any
                -------------------------
     personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

          9.    Non-Acceleration of Exercisability of Option. This Option shall
                --------------------------------------------
     not become immediately fully exercisable in the event of a "Change in Control", as defined in Section 9(b) of the Plan, that occurs while the Optionee is employed by the Company or any of its subsidiaries, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6 hereof. [This provision does not appear in the options with change of control provisions]

          10.  No Right to Continued Employment.  Neither the Option nor this
               --------------------------------
     Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

          11.  Law Governing.  This Agreement shall be governed in accordance
               -------------
     with and governed by the internal laws of the State of Delaware.

          12.  Interpretation/Provisions of Plan Control.  This Agreement is
               -----------------------------------------
     subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

          13.  Notices.  Any notice under this Agreement shall be in writing and
               -------
     shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 3506 Mercantile Avenue, Naples, Florida 34104, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

          14.  Tax Consequences.  Set forth below is a brief summary as of the
               ----------------
     date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES

               (a)  Exercise of Option.  There may be a regular federal income
                    ------------------
          tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (b)  Disposition of Shares.  If Shares are held for at least one
                    ---------------------
          year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

          IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the website of AST StockPlan.

                                        COMPANY:

                                        SMARTDISK CORPORATION, a Delaware
                                        Corporation


                                        Michael S. Battaglia
                                        President and CEO

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.


                                    OPTIONEE:


                                    (Acceptance designated electronically at the website of AST StockPlan.)

                                                1999 Incentive Compensation Plan

                       Certificate Of Stock Option Grant
                       ---------------------------------


Granted to:                         This stock option was granted to you on
Social Security Number:             July 1, 2001 by SmartDisk Corporation.
Employee ID:                        The stock option price is the FMV on the
Option to Purchase:                 date of grant, which was $3.12.
Type of Stock Option:


Grant Number:
Grant Date:  July 1, 2001
Grant Expiration Date: July 1, 2011
Grant Price: $3.12

Vesting Schedule
Vesting Start Date: October 1, 2001

       Date of Vest       Shares Vesting       Vesting in           Last Date to
                         Over the Period      Period Occurs           Exercise

Oct-1-2001                                    End of Period          Jul-1-2011

Jan-1-2001                                      Quarterly            Jul-1-2011

Apr-1-2001                                                           Jul-1-2011

Jul-1-2001                                                           Jul-1-2011

Oct-1-2002                                                           Jul-1-2011

Jan-1-2002                                                           Jul-1-2011

Apr-1-2002                                                           Jul-1-2011

Jul-1-2002                                                           Jul-1-2011

Oct-1-2003                                                           Jul-1-2011

Jan-1-2003                                                           Jul-1-2011

Apr-1-2003                                                           Jul-1-2011

Jul-1-2003                                                           Jul-1-2011

Oct-1-2004                                                           Jul-1-2011

Jan-1-2004                                                           Jul-1-2011

Apr-1-2004                                                           Jul-1-2011

Jul-1-2004                                                           Jul-1-2011


Authorized by:


SmartDisk Corporation

Copyright (C) 2000 AST StockPlan, Inc. All Rights Reserved. Check here for important information. Date shown is accurate as of 08/17/2001 0:07:57 AM EST. Any transactions executed by AST StockPlan, Inc. subsequent to this date and time are not currently shown on this site.

                                       7